EXHIBIT 99.1

SED INTERNATIONAL CO-FOUNDER JEANIE DIAMOND RETIRES
AS CHIEF EXECUTIVE OFFICER

Jonathan Elster, SED’s President and Chief Operating Officer, Named New CEO

          Tucker, Georgia, December 14, 2009 – SED International Holdings, Inc. (OTCBB:SECX) today announced that company co-founder Jeanie Diamond has retired as Chief Executive Officer effective December 9, 2009, and that Jonathan Elster, SED’s President and Chief Operating Officer, has been promoted to succeed her. Ms. Diamond remains a member of SED’s Board of Directors.

          “For the past 30 years, I have devoted my professional life to building and growing SED, and developing the wonderful relationships the company has with its vendors, employees and customers. Those relationships have been instrumental in the company’s success,” Ms. Diamond said. “I am very proud of my achievements as SED’s CEO, and I am optimistic about the future and confident the company has the necessary leadership to implement its long-term business objectives with Jonathan at the helm. Jonathan has been groomed for this position, dedicating the last 14 years of his professional life to SED. During that time, he has earned the respect and admiration of SED’s employees, business partners, and customers with his proven knowledge of the industry,” she added.

          “We are grateful for the leadership and guidance that Jeanie Diamond has provided to SED over the past 30 years,” stated Jonathan Elster. “Through her hard work and dedicated service we have developed and maintained a strong reputation in the industry as a provider of superior service and attention to our customers and vendors, and I look forward to continuing in her footsteps,” Mr. Elster continued. “It’s a great honor to become SED’s next CEO, and I’m very excited about the opportunities presented in leading SED towards the future,” further stated Mr. Elster.

ABOUT SED INTERNATIONAL HOLDINGS, INC.
Founded in 1980, SED International Holdings, Inc. is a multinational, preferred distributor of leading computer technology, wireless communications, consumer electronics and small appliances. The Company also offers custom-tailored supply chain management services ideally suited to meet the priorities and distribution requirements of the e-commerce, Business-to-Business and Business-to-Consumer markets. Headquartered near Atlanta, Georgia with business operations in California; Florida; Georgia; Texas; Bogota, Colombia and Buenos Aires, Argentina, SED serves a customer base of over 10,000 channel partners and retailers in the U.S. and Latin America. To learn more, please visit www.SEDonline.com; or follow us on Twitter @SEDIntl.

Statements made in this Press Release that are not historical or current facts are "forward-looking statements.” These statements often can be identified by the use of terms such as "may," "will," "expect," "believes," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in foreign countries and failure to capitalize upon access to new markets. The Company disclaims any obligation to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. These factors and others are discussed in the "Management's Discussion and Analysis" section of the Company's Report on Form 10-K for the fiscal year ended June 30, 2009 and Form 10-Q for the quarterly reporting period ended September 30, 2009.

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